UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): May 5, 2009

Emerson Electric Co.

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(Exact Name of Registrant as Specified in its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

Quarterly Results Press Release

On May 5, 2009, a press release was issued regarding the second quarter 2009 results of Emerson Electric Co. (the “Company”). A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. The reasons management believes that these non-GAAP financial measures provide useful information are set forth in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission.

Item 7.01.   Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	January ‘09	February ‘09	March ‘09
Process Management	-15 to -10	-20 to -15	-30 to -25
Industrial Automation	-30 to -25	> -30	> -30
Network Power	-25 to -20	-20 to -15	-25 to -20
Climate Technologies	-25 to -20	-30 to -25	-30
Appliance and Tools	-30 to -25	-25	-30 to -25
Total Emerson	-25 to -20	-25 to -20	-30 to -25

March 2009 Order Comments:

The trailing three-month order rate for Emerson was down 25 to 30 percent, with currency exchange rates negatively impacting orders by approximately 7 percentage points. In the trailing three-month period, we have seen orders decline in excess of real underlying end-market demand levels. This has been driven by backlog liquidation, reductions in channel inventories, and reduced lead times across the markets served by Emerson. This is supported by our own liquidation of inventory as evidenced by a decrease of over $200 million from December 31, 2008 to March 31, 2009.

We have seen a sequential improvement in our underlying orders from the month of February to March and believe the orders are beginning to adjust closer to real end-market demand levels. For the month of March, underlying orders were down in the 15 to 20 percent range, excluding a negative 3 percentage point currency impact, and were down 20 to 25 percent overall.

Process Management orders declined and were down 25 to 30 percent overall against a difficult comparison to the same prior year period.   Currency exchange rates had a negative impact of approximately 14 percentage points on the order growth, including a negative backlog revaluation impact due to the stronger U.S. dollar.   Order rates remained mixed among end-markets, with strength in the power market partially offsetting weakness in the chemical and refining markets.

Broad weakness across capital-related end markets continued to negatively impact order rates for Industrial Automation.

Strength in the China power systems business was more than offset by weakness across the balance of the Network Power business segment.

Order trends for Climate Technologies continued to be negatively impacted by weakness across global served markets.

While order rates for Appliance and Tools were weak, the consumer-related businesses of this segment seem to be stabilizing, although at low end-market demand levels.

Upcoming Investor Events:

Emerson senior management will discuss the Company’s second quarter 2009 results during an investor conference call that will be held on Tuesday, May 5, 2009. The call will begin at 2:00 p.m. Eastern Daylight Time (1:00 p.m. Central Daylight Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the website.

May 20, 2009 – 2009 Electrical Products Group Conference

Location: Longboat Key, Florida

Time: 10:45 a.m. to 11:25 a.m. Eastern Daylight Time

Presenter: David N. Farr, Chairman, Chief Executive Officer and President

Presentation: The presentation slides will be posted at the presentation starting time in the Investor Relations area of Emerson’s website at www.emerson.com/financial. The presentation slides will be available for approximately one week thereafter at the same location on the website.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits

99.1	Emerson’s May 5, 2009 Press Release announcing its second quarter 2009 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 5, 2009	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Emerson’s May 5, 2009 Press Release announcing its second quarter 2009 results.